Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”) is made and entered into as of August 25, 2017, by and between FORESTAR GROUP INC. (the “Company”), and PHILLIP J. WEBER (the “Executive”).

WHEREAS, effective as of October 21, 2015, the Company and the Executive entered into an Employment Agreement (the “Agreement”); and

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of June 29, 2017 (as it may be amended from time to time, the “Merger Agreement”), among D.R. Horton, Inc., Force Merger Sub, Inc. (“Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into Company (the “Merger”), with the Company continuing as the surviving entity in the Merger; and

WHEREAS, the Company and the Executive wish to modify the Employment Agreement in certain respects in respect of the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the Company and the Executive hereby agree as set forth below.

1.    Effective as of the date hereof, the Agreement is amended as follows:

(a)    The first sentence of Section 1 of the Agreement is amended to read in its entirety as follows:

“Subject to the provisions of Section 4 hereof, the term of this Agreement shall commence as of the date first set forth above and shall end on the later of (a) September 24, 2017 or (b) the earlier of (i) fifteen (15) days following the date of consummation of the merger (the “Horton Merger”) contemplated by the Agreement and Plan of Merger, dated as of June 29, 2017 (as it may be amended from time to time, the “Merger Agreement”), among D.R. Horton, Inc., Force Merger Sub, Inc. and the Company or (ii) the termination of the Merger Agreement before consummation of the Horton Merger (such date of expiration the “Expiration Date” and the period during which the Executive is employed hereunder, the ‘Employment Period’).”

(b)    Section 6(a) of the Agreement is redesignated Section 6(a)(i) and a new Section 6(a)(ii) is added immediately thereafter to read in its entirety as follows:

“Pursuant to 18 U.S.C. § 1833(b), the Executive understands that the Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (A) is made (I) in confidence to a Federal, State, or local government official, either directly or indirectly, or to the Executive’s attorney and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  The Executive understands that if the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the trade secret to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive (x) files any document containing the trade secret under seal, and (y) does not disclose the trade secret, except pursuant to court order.  Nothing in this Agreement, or any other agreement that the Executive has with the Company, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.  Further, nothing in this Agreement or any other agreement that the Executive has with the Company shall prohibit or restrict the Executive from making any voluntary disclosure of information or documents concerning possible violations of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company.”

(c)    The first sentence of Section 6(b) of the Agreement is amended to read in its entirety as follows:

“During his employment with the Company and for a period of two years thereafter regardless of the reason for the termination of employment other than a termination after the Expiration Date that does not cause the Executive to be eligible for benefits under the Existing CIC Agreement in respect of the Horton Merger (such post-termination period, as applicable, the “Non-Competition Period”), the Executive will not, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage or take preparatory steps to engage (for anyone other than the Business Entities) in any Competitive Enterprise anywhere in the United States, Canada, or Mexico.”

(d)    Section 6(g) of the Agreement is amended to read in its entirety as follows:

“The Executive acknowledges and agrees that each of the Restrictive Covenants is given by the Executive as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and the First Amendment to this Agreement.”

2.    This Amendment shall be void ab initio and of no force or effect if the Merger Agreement is terminated before consummation of the Merger.

3.    Except as otherwise provided in this Amendment, the Agreement shall remain in effect in accordance with its terms.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date first above written.

FORESTAR GROUP INC.

/s/ James A. Rubright
Name: James A. Rubright
Title: Director and Chairman of the Board

EXECUTIVE

/s/ Phillip J. Weber
Phillip J. Weber

[Signature Page to First Amendment to Employment Agreement]

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